Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

18 November 2025

Matter No.1009894 / 111236644

852 2842 9530

852 2842 9549

Richard.Hall@conyers.com

Angie.Chu@conyers.com

CBAK Energy Technology Limited

Cricket Square, Hutchins Drive

PO Box 2681, Grand Cayman KY1-1111

Cayman Islands

Dear Sirs,

Re: CBAK Energy Technology Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-4, as amended, as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on 23 September 2025 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of ordinary shares par value US$0.001 each (the “CBAT Cayman Shares”) of the Company.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.

We have also reviewed copies of the following

1.1.	the memorandum and articles of association of the Company;

1.2.	unanimous written resolutions of the directors of the Company dated 25 September 2025 and written resolutions of the sole member of the Company dated 25 September 2025 (collectively, the “Resolutions”);

1.3.	the latest draft of the amended and restated memorandum and articles of association of the Company (the “Listing M&As”) proposed to become effective upon the merger of CBAK Energy Technology, Inc. (“CBAK Nevada”), a company incorporated in the State of Nevada, United States of America, with and into the Company, with the Company being the surviving company resulting from the merger (the “Merger”);

1.4.	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 26 September 2025 (the “Certificate Date”); and

1.5.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5.	the Merger will be legal, valid, binding and effective in accordance with its terms;

2.6.	that the Listing M&As will become effective on the effective date of the Merger;

2.7.	all issued and outstanding shares of the common stock of CBAK Nevada (each a, “CBAK Nevada Share”) are duly authorised and allotted and issued fully paid and the amount paid up for each CBAK Nevada Share is equal to at least the par value of the CBAT Cayman Shares;

2.8.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; and

2.9.	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

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4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	When issued pursuant to the Merger as contemplated by the Registration Statement, the CBAT Cayman Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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